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                                                                    EXHIBIT 23.4


                       [RYDER SCOTT COMPANY LETTERHEAD]


                      CONSENT OF RYDER SCOTT COMPANY, L.P.


     As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the incorporation by reference in this Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission on or about January 7, 2002, of information from our reserve report dated February 2, 2001, entitled "Chesapeake Energy Corporation Estimated Future Reserves and Income Attributable to Certain Leasehold Interests" and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                             /s/ RYDER SCOTT COMPANY, L.P.
                                             -----------------------------
                                             RYDER SCOTT COMPANY, L.P.

Houston, Texas
January 8, 2002